Exhibit 99.1

Contact:     Dana Hambly
Director, Investor Relations
Phone:        (615) 890-9100

NHI to Participate in the Stifel 2020 Seniors Housing & Healthcare Real Estate Conference
MURFREESBORO, Tenn.--(January 8, 2020) - National Health Investors (NYSE: NHI) announced that the Company will be meeting with institutional investors at Stifel’s 2020 Seniors Housing & Healthcare Real Estate Conference. The conference will take place on January 22, 2020 at the JW Marriott Desert Springs Resort & Spa in Palm Desert, CA. President and CEO, Eric Mendelsohn, will participate in a panel discussion that day from 1:45 p.m. - 3:00 p.m. PT, titled, “Diversified REITs: Where to Seek Value and Allocate Capital.”

About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.